Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of sanofi-aventis relating to the sanofi-aventis Stock Option Plan 2009 of our reports dated March 3, 2009, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in sanofi-aventis’ annual report under Form 20-F for the year ended December 31, 2008.

Neuilly-sur-Seine, France

March 3, 2009

PricewaterhouseCoopers Audit

Catherine Pariset	Philippe Vogt